Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACTS:	Edward M. Jamison, President	702.878.0700
	Chief Executive Officer & Chairman of the Board

	Patrick Hartman	702.878.0700
	Executive Vice President, Chief Financial Officer

COMMUNITY BANCORP TO PRESENT AT WUNDERLICH SECURITIES WEST COAST

COMMUNITY BANK CONFERENCE

LAS VEGAS, NEV. – February 26, 2007 – Community Bancorp (the “Company”) (NASDAQ:CBON), parent company of Community Bank of Nevada and Community Bank of Arizona, announced today that President and Chief Executive Officer, Edward M. Jamison, Executive Vice President and Chief Operating Officer, Lawrence K. Scott, and Executive Vice President and Chief Financial Officer, Patrick Hartman, will make a presentation at the Wunderlich Securities West Coast Community Bank Conference. The conference will take place in Chicago on February 26, 2007. A copy of the presentation will be available on February 26, 2007, beginning at 8 a.m. ET, through the Investors page of the Company’s website at www.communitybanknv.com.

About Community Bancorp

Community Bancorp is a two-bank holding company headquartered in Las Vegas, Nevada. Through Community Bank of Nevada’s current 13 full service banking offices in Nevada, two loan production offices located in Phoenix and San Diego, and Community Bank of Arizona’s single branch, we provide commercial banking services, including real estate, construction and commercial loans and SBA loans, to small- and medium-sized businesses.

For more information about Community Bancorp, visit our website at www.communitybanknv.com.